Exhibit 31.1

Certification of Chief Executive Officer pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Kenneth A. Goggans, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Richland Resources Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  June 6, 2012

By:	/s/ Kenneth A. Goggans
Kenneth A. Goggans
Chief Executive Officer, Chief Financial Officer